SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WORTHINGTON INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
CERTAIN BENEFICIAL OWNERS OF COMMON SHARES
Amount And Nature Of Beneficial Ownership
PROPOSAL 1: ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION
Summary Compensation Table
PERFORMANCE GRAPH
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
TRANSACTIONS WITH CERTAIN RELATED PARTIES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE MATTERS
REPORT OF THE AUDIT COMMITTEE FOR FISCAL 2005
PRE-APPROVAL OF SERVICES PERFORMED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
SHAREHOLDER PROPOSALS
FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT
10-K REPORT
OTHER BUSINESS
Appendix I

August 22, 2005
Dear Fellow Shareholders:
     The 2005 Annual Meeting of Shareholders of Worthington Industries, Inc. will be held at 2:00 p.m., Eastern Daylight Time, on Thursday, September 29, 2005, at the Worthington Industries Athletic Center, 905 Dearborn Drive, Columbus, Ohio 43085. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be conducted at the Annual Meeting. For those shareholders who are unable to attend the Annual Meeting, a live audio webcast will be available via Internet link at www.worthingtonindustries.com.
     The Board of Directors has nominated three directors, each for a term to expire at the 2008 Annual Meeting of Shareholders. The Board of Directors recommends that you vote FOR each of the nominees.
     The Board of Directors is also submitting for your consideration the ratification of the selection of the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2006. The Board of Directors recommends that you vote FOR this proposal.
     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting, and I look forward to personally greeting those shareholders able to attend. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy card will help ensure that as many Common Shares as possible are represented at the Annual Meeting. Alternatively, registered shareholders may transmit voting instructions for their Common Shares electronically through the Internet or by telephone by following the simple instructions on the proxy card.

JOHN P. McCONNELL
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on
Thursday, September 29, 2005

     NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Worthington Industries, Inc. (the “Company”) will be held at 2:00 p.m., Eastern Daylight Time, on Thursday, September 29, 2005, at the Worthington Industries Athletic Center, 905 Dearborn Drive, Columbus, Ohio 43085. For those shareholders unable to attend in person, a live audio webcast will be available via Internet link at www.worthingtonindustries.com. The Annual Meeting is being held for the following purposes:
(1) To elect three directors, each for a term of three years;

(2) To ratify the selection of the firm of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2006; and

(3) To transact any other business which properly comes before the Annual Meeting or any adjournment.
     Only shareholders of record at the close of business on August 1, 2005 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment. A copy of the Company’s 2005 Annual Report accompanies this notice.
     Please use this opportunity to take part in the affairs of the Company by voting on the business to come before the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, REFER TO THE INSTRUCTIONS ON THE PROXY CARD TO TRANSMIT YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. Returning the proxy card or transmitting your voting instructions electronically does not deprive you of your right to attend the Annual Meeting and to vote your Common Shares in person for the matters acted upon at the Annual Meeting.
By Order of the Board of Directors,

Dale T. Brinkman
Secretary
August 22, 2005

WORTHINGTON INDUSTRIES, INC.
200 Old Wilson Bridge Road
Columbus, Ohio 43085

PROXY STATEMENT

GENERAL INFORMATION
     This Proxy Statement, along with the enclosed proxy card, are being furnished to shareholders of Worthington Industries, Inc. (the “Company”) in connection with the solicitation, on behalf of the Board of Directors (the “Board”), of proxies for use at the Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Daylight Time, on Thursday, September 29, 2005, at the Worthington Industries Athletic Center, 905 Dearborn Drive, Columbus, Ohio 43085, or any adjournment. Only shareholders of record at the close of business on August 1, 2005 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The Company is first sending or delivering this Proxy Statement and the accompanying proxy card to those shareholders on or about August 22, 2005. The total number of outstanding Common Shares on the Record Date entitled to vote at the Annual Meeting is 87,962,152. Each shareholder is entitled to one vote for each Common Share held, and there are no cumulative voting rights in the election of directors.
     As used herein, the term “Company” means Worthington Industries, Inc. or, where appropriate, Worthington Industries, Inc. and its subsidiaries. The term “Common Shares” means the Company’s Common Shares, without par value.
     To ensure your Common Shares will be voted at the Annual Meeting, please sign, date and mail your proxy card in the enclosed envelope promptly, or transmit your voting instructions electronically by accessing the Company’s Internet site or by using the toll-free telephone number listed on the proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, September 28, 2005. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ voting instructions have been properly recorded. Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by you.
     Those Common Shares represented by properly signed proxy cards or properly authenticated voting instructions recorded electronically via the Internet or by telephone, that are received prior to the Annual Meeting and not revoked, will be voted as directed by the shareholder. The Common Shares represented by all valid forms of proxy received prior to the Annual Meeting which do not specify how the Common Shares should be voted will be voted FOR the three nominees listed below under the caption, “PROPOSAL 1: ELECTION OF DIRECTORS,” and FOR the ratification of the selection of the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2006. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.
     The solicitation of proxies may be made by mail, personal contact, telephone, facsimile or telegraph by directors, officers and employees of the Company, none of whom will receive additional compensation for such solicitation activities. In addition, the Company has retained Automatic Data Processing, Inc., Edgewood, New York, to aid in the solicitation of proxies with respect to Common Shares held by broker/dealers, financial institutions and other custodians, fiduciaries and nominees, for a fee of approximately $1,000 plus out-of-pocket expenses. The Company will reimburse its transfer agent, National City Bank, as well as broker/dealers, financial institutions and other custodians, fiduciaries and nominees for their reasonable costs in sending proxy materials to shareholders. Other than the Internet access fees and telephone service fees described above, all proxy solicitation costs will be borne by the Company.
     Shareholders holding Common Shares in “street name” with a broker/dealer, financial institution or other holder of record may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access. Shareholders holding Common Shares in “street name” should review the information provided to them by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the “street name” Common Shares and how to revoke previously-given instructions.
     You may revoke a proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by executing and returning to the Company a later-dated proxy card, by voting in person at the Annual Meeting (but only if you are the registered shareholder), by submitting a later-dated electronic vote through the Internet site, or by voting by telephone at a later date. Attending the Annual Meeting does not, in and of itself, constitute revocation of a previously appointed proxy.
     An inspector of election will tabulate the results of shareholder voting for the Annual Meeting as appointed by the Board of Directors. Common Shares represented by properly-executed proxy cards returned to the Company prior to the Annual Meeting or represented by properly-authenticated electronic voting instructions recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “Abstain,” “Against,” “For,” “For All,” “Withhold All,” “For All Except,” or not at all. Under the applicable rules of the New York Stock Exchange (“NYSE”), the election of directors and the ratification of the selection of the Company’s independent registered public accounting firm are considered “discretionary” items on which broker/dealers, who hold their clients’ Common Shares in street name, may vote in their discretion on behalf of their clients, if those clients have not furnished voting instructions within the required time frame before the Annual Meeting. Accordingly, there should be no “broker non-votes” with respect to the matters submitted by the Company to shareholders at the Annual Meeting.
CERTAIN BENEFICIAL OWNERS OF COMMON SHARES
     The following table furnishes information regarding the number and percentage of outstanding Common Shares beneficially owned by: (a) each current director of the Company; (b) each director nominee of the Company; (c) each individual named in the Summary Compensation Table; (d) all current directors and executive officers of the Company as a group; and (e) each person known by the Company to own beneficially more than five percent of the outstanding Common Shares, in each case as of August 1, 2005 (except as otherwise noted). The address of each of the current executive officers and directors of the Company is c/o Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085.

Amount And Nature Of Beneficial
Ownership (1)

	Total of Common Shares Presently Held and
	Which Can Be Acquired Upon Exercise of
	Options Currently Exercisable or Which
	Will Become Exercisable Within 60 Days
	and Theoretical Common Shares Credited		Percent of
	to Account in Company’s Deferred		Outstanding
Name of Beneficial Owner	Compensation Plans		Common Shares (2)
John B. Blystone	16,130	(3)	*
John S. Christie (4)	358,780	(5)	*
William S. Dietrich, II	18,000	(6)	*
Michael J. Endres	95,058	(7)	*
Joe W. Harden (4)	37,118	(8)	*
Peter Karmanos, Jr.	90,019	(9)	*
John R. Kasich	24,930	(10)	*
John P. McConnell (4)	2,349,578	(11)	2.7%
Carl A. Nelson, Jr.	6,000	(12)	*
Edmund L. Ponko, Jr. (4)	104,706	(13)	*
Sidney A. Ribeau	16,000	(14)	*
Mary Schiavo	20,011	(15)	*
George P. Stoe (4)	26,249	(16)	*
All Current Directors and Executive Officers as a Group (17 people)	3,793,549	(17)	4.2%
John H. McConnell 200 Old Wilson Bridge Road Columbus, OH 43085	14,058,759	(18)	16.0%
Capital Research and Management Company 333 South Hope Street, 55th Floor Los Angeles, CA 90071	6,286,300	(19)	7.1%

*	less than 1%
(1) Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed Common Shares or shares such power with his or her spouse.

(2) The “Percent of Outstanding Common Shares” is based on the sum of (a) 87,962,152 Common Shares outstanding on the Record Date; and (b) the number of Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days after August 1, 2005 (collectively, “Currently Exercisable Options”). The theoretical Common Shares credited to the accounts of executive officers of the Company participating in the Worthington Industries, Inc. 2005 Non-Qualified Deferred Compensation Plan and the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, as amended and restated, effective March 1, 2000 (collectively, the “Employee Deferral Plans”) or of directors of the Company participating in the Worthington Industries, Inc. 2005 Deferred Compensation Plan for Directors and the Worthington Industries, Inc. Deferred Compensation Plan for Directors, as amended and restated, effective June 1, 2000

(collectively, the “Director Deferral Plans”) are not included in the calculation of the “Percent of Outstanding Common Shares” figures in the table.

(3) Includes 6,000 Common Shares subject to Currently Exercisable Options.

(4) Individual named in the Summary Compensation Table.

(5) Includes 340,500 Common Shares subject to Currently Exercisable Options. Also includes 2,812 theoretical Common Shares credited to the accounts of Mr. Christie in the Employee Deferral Plans, the terms of which are described more fully in note (17) below.

(6) Includes 8,000 Common Shares subject to Currently Exercisable Options.

(7) Includes 16,000 Common Shares subject to Currently Exercisable Options. Also includes 10,000 Common Shares held by Mr. Endres’ wife who has sole voting and investment power as to the 10,000 Common Shares. Beneficial ownership of these 10,000 Common Shares is disclaimed. Also includes 16,958 theoretical Common Shares credited to the accounts of Mr. Endres in the Director Deferral Plans, the terms of which are described more fully in note (17) below.

(8) Includes 28,000 Common Shares subject to Currently Exercisable Options. Also includes 5,980 Common Shares held by Mr. Harden’s wife, who has sole voting and investment power as to the 5,980 Common Shares. Beneficial ownership of these 5,980 Common Shares is disclaimed.

(9) Includes 16,000 Common Shares subject to Currently Exercisable Options. Also includes 50,000 Common Shares held by Mr. Karmanos as trustee for a living trust. Also includes 24,019 theoretical Common Shares credited to the accounts of Mr. Karmanos in the Director Deferral Plans, the terms of which are described more fully in note (17) below.

(10) Includes 16,000 Common Shares subject to Currently Exercisable Options. Also includes 8,930 theoretical Common Shares credited to the account of Mr. Kasich in the Director Deferral Plans, the terms of which are described more fully in note (17) below.

(11) Includes 622,000 Common Shares subject to Currently Exercisable Options; 58,219 Common Shares held by John P. McConnell as custodian for his children; and 118,000 Common Shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and has sole voting and investment power. Also includes 511,750 Common Shares held in the estate of Margaret R. McConnell, John P. McConnell’s mother and John H. McConnell’s wife. John P. McConnell is the executor of the estate and, in that capacity, has sole voting and investment power as to the 511,750 Common Shares. Also includes 133,000 Common Shares held in The McConnell Educational Foundation for the benefit of third parties, of which John P. McConnell is one of the five directors and shares voting and investment power. Beneficial ownership of these 133,000 Common Shares is disclaimed. Does not include 2,428,312 Common Shares (2.8% of the Common Shares outstanding) held by an independent trustee in trust for the benefit of John P. McConnell and his sister, John H. McConnell’s adult daughter, over which Common Shares the independent trustee has voting power and investment power. Beneficial ownership of these 2,428,312 Common Shares is disclaimed. John P. McConnell is the son of John H. McConnell.

(12) Includes 5,000 Common Shares subject to Currently Exercisable Options.

(13) Includes 94,000 Common Shares subject to Currently Exercisable Options. Also includes 10,706 theoretical Common Shares credited to the accounts of Mr. Ponko in the Employee Deferral Plans, the terms of which are described more fully in note (17) below.

(14) Includes 12,000 Common Shares subject to Currently Exercisable Options.

(15) Includes 16,000 Common Shares subject to Currently Exercisable Options.

(16) Includes 24,000 Common Shares subject to Currently Exercisable Options. Also includes 1,402 theoretical Common Shares credited to the accounts of Mr. Stoe in the Employee Deferral Plans, the terms of which are described more fully in note (17) below.

(17) The number of Common Shares shown as beneficially owned by the Company’s current directors and executive officers as a group includes 1,729,500 Common Shares subject to Currently Exercisable Options granted to them under the 1990 Stock Option Plan, the 1997 Long-Term Incentive Plan, the 2000 Stock Option Plan for Non-Employee Directors, and the 2003 Stock Option Plan. Also includes an aggregate of 64,827 theoretical Common Shares credited to the respective accounts of the Company’s directors and executive officers in the Director Deferral Plans and the Employee Deferral Plans (collectively, the “Deferral Plans”). Under the terms of the Deferral Plans, participants do not beneficially own, nor do they have voting or investment power with respect to, theoretical Common Shares held in accounts under the respective Deferral Plans, and payouts are made in cash.

(18) These 14,058,759 Common Shares include 12,415,982 Common Shares held of record by JDEL, Inc. (“JDEL”), a Delaware corporation. The directors of JDEL have given John H. McConnell sole voting and investment power with respect to these Common Shares. JDEL is a wholly-owned subsidiary of JMAC, Inc. (“JMAC”), a private investment company substantially owned, directly or indirectly, by John H. McConnell, John P. McConnell and a family partnership of John H. McConnell, John P. McConnell and their families (collectively, the “McConnell Family”). See “TRANSACTIONS WITH CERTAIN RELATED PARTIES.” The table does not include 2,428,312 Common Shares (2.8% of the Common Shares outstanding) held by an independent trustee in trust for the benefit of Mr. McConnell’s adult daughter and his son, John P. McConnell, over which Common Shares the independent trustee has voting and investment power. Mr. John H. McConnell has the right to change the trustee. Beneficial ownership of these 2,428,312 Common Shares is disclaimed.

(19) Capital Research and Management Company (“Capital”) reported in a Form 13G, dated February 9, 2005 and filed with the Securities and Exchange Commission (the “SEC”), on February 14, 2005, that it held 6,286,300 Common Shares as of December 31, 2004. Capital, a registered investment adviser, reported that it has sole investment power over these 6,286,300 Common Shares, but no voting power, as a result of acting as investment adviser to various registered investment companies.

PROPOSAL 1: ELECTION OF DIRECTORS
     There are currently ten individuals serving as members of the Board: three in the class whose terms expire at the upcoming Annual Meeting, four in the class whose terms expire at the Annual Meeting of Shareholders in 2006, and three in the class whose terms expire at the Annual Meeting of Shareholders in 2007. The Board has reviewed, considered and discussed each director’s relationships, either directly or indirectly, with the Company and its subsidiaries and the compensation each director receives, directly or indirectly, from the Company and its subsidiaries in order to determine whether such director meets the independence requirements of the applicable sections of the NYSE Listed Company Manual (the “NYSE Rules”) and the applicable rules and regulations of the SEC (the “SEC Rules”). The Board has determined that seven of the ten directors qualify as independent under the NYSE Rules and guidelines set by the Board and described below under “Independence of Directors”: John B. Blystone, Michael J. Endres, Peter Karmanos, Jr., John R. Kasich, Carl A. Nelson, Jr., Sidney A. Ribeau and Mary Schiavo. John S. Christie and John P. McConnell, who currently serve as executive officers of the Company, do not qualify as independent under the NYSE Rules. William S. Dietrich, II retired in May 2003 as Chairman and an employee of Dietrich Industries, Inc., a subsidiary of the Company. As a result, Mr. Dietrich qualifies as a non-management director but not as an independent director under the NYSE Rules.
     Pursuant to the Corporate Governance Guidelines adopted by the Board (the “Corporate Governance Guidelines”), a copy of which is available on the Company’s web site, on the “Corporate Governance” page of the Investor Relations section, (http://www.worthingtonindustries.com), a director is determined independent if he or she has no material relationship with the Company either directly or as a partner, executive officer, employee or controlling shareholder of an organization that has such a relationship with the Company, as affirmatively determined by the Board. The Board will observe any additional criteria for independence established by NYSE or other governing laws and regulations.
     The Board has designated John S. Christie, Michael J. Endres, and Peter Karmanos, Jr., as nominees for election as directors of the Company at the Annual Meeting. Each individual was recommended by the Nominating and Governance Committee. Messrs. Christie, Endres and Karmanos are currently serving as directors of the Company for terms that expire at the upcoming Annual Meeting, and each has served continuously as a director since 1999, 1999, and 1997, respectively.
     Each individual elected as a director at the Annual Meeting will hold office for a three-year term, expiring at the 2008 Annual Meeting of Shareholders, or until the earlier of (a) his successor being duly elected and qualified, or (b) his death, resignation or removal from office. The individuals named as proxies in the form of proxy solicited by the Board intend to vote the Common Shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy. If any nominee who would otherwise receive the requisite number of votes becomes unable or unwilling to serve as a candidate for election as a director, the individuals designated to vote the proxies reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board, upon recommendation by the Nominating and Governance Committee. The Board has no reason to believe that any of the nominees of the Board will be unavailable or unable to serve as a director if elected.
     The following information, as of August 1, 2005, concerning the age, principal occupation, other affiliations and business experience of each director during the last five years has been furnished to the Company by such director. Except where indicated, each director has had the same principal occupation for the last five years. John P. McConnell is the son of John H. McConnell, the Company’s founder, who beneficially owns more than 5% of the Company’s outstanding Common Shares. There are no family relationships among any of the current directors and executive officers of the Company.

Nominees Standing for Election to the Board of Directors
     John S. Christie
     John S. Christie, age 55, has served continuously as a director of the Company since 1999 and as President and Chief Financial Officer of the Company since January 2004. He served as interim Chief Financial Officer of the Company from September 2003 until he became Chief Financial Officer in January 2004. He also served as President and Chief Operating Officer from June 1999 until September 2003.
     Michael J. Endres
     Michael J. Endres, age 57, has served continuously as a director of the Company since 1999 and is a member of the Executive Committee, the Audit Committee, and the Compensation and Stock Option Committee. Mr. Endres is a partner in Stonehenge Financial Holdings, Inc., a private equity investment firm he co-founded in August 1999. Mr. Endres also serves as a director of Huntington Bancshares Incorporated and ProCentury Corporation.
     Peter Karmanos, Jr.
     Peter Karmanos, Jr., age 62, has served continuously as a director of the Company since 1997, is Chair of the Nominating and Governance Committee, and is a member of the Executive Committee and the Compensation and Stock Option Committee. Mr. Karmanos has held the position of Chairman of the Board, Chief Executive Officer and Co-Founder of Compuware Corporation, a software development company, for more than five years. Mr. Karmanos also serves as a director of Compuware Corporation, and Taubman Centers, Inc.
Directors Continuing through 2006
     John B. Blystone
     John B. Blystone, age 52, has served continuously as a director of the Company since 1997, is Chair of the Compensation and Stock Option Committee, and is a member of the Executive Committee. Mr. Blystone served as Chairman, President and Chief Executive Officer of SPX Corporation, a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions, for more than five years prior to December 2004, when he retired.
     William S. Dietrich, II
     William S. Dietrich, II, age 67, has served continuously as a director of the Company since 1996. Mr. Dietrich served as Chairman of Dietrich Industries, Inc., a subsidiary of the Company, for more than five years prior to May 2003, when he retired.
     Carl A. Nelson, Jr.
     Carl A. Nelson, Jr., age 60, has served continuously as a director of the Company since 2004, and is Chair of the Audit Committee. Mr. Nelson has served as an independent business consultant since March 2002, when he retired as a partner from Arthur Andersen, LLP after 31 years of service. Mr. Nelson served as Managing Partner of the Arthur Andersen Columbus, Ohio office from 1994 until his retirement, and was the leader of the firm’s consulting services for the products industry in the United States. Mr. Nelson is also a director of Dominion Homes, Inc.

     Sidney A. Ribeau
     Sidney A. Ribeau, age 57, has served continuously as a director of the Company since 2000, and is a member of the Audit Committee and the Nominating and Governance Committee. Mr. Ribeau has served as President of Bowling Green State University for more than five years. Mr. Ribeau is also a director of The Andersons, Inc. and Convergys Corporation.
Directors Continuing through 2007
     John R. Kasich
     John R. Kasich, age 53, has served continuously as a director of the Company since February 2001 and is a member of the Compensation and Stock Option Committee and the Nominating and Governance Committee. Mr. Kasich has been Managing Director of the Investment Banking Group of Lehman Brothers Holdings, Incorporated, in Columbus, Ohio, since January 2001. For more than five years prior to that time, Mr. Kasich was a member of the U. S. House of Representatives. Mr. Kasich also serves as a director of Instinet Group Incorporated and Invacare Corporation.
     John P. McConnell
     John P. McConnell, 51, has served continuously as the Company’s Chief Executive Officer since June 1993, as a director of the Company continuously since 1990, and as Chair of the Board since September 1996. Mr. McConnell also serves as the Chairman of the Executive Committee. Mr. McConnell is also a director of Alltel Corporation.
     Mary Schiavo
     Mary Schiavo, age 49, has served continuously as a director of the Company since 1998 and is a member of the Audit Committee and the Nominating and Governance Committee. Ms. Schiavo has been a partner in the law firm of Motley Rice LLC, Mount Pleasant, South Carolina, since October 2003. From 2002 to October 2003, Ms. Schiavo was an attorney with Baum, Hedlund, Aristei, Guilford & Schiavo, P.C., a law firm in Los Angeles, California. From 1997 to 2002, Ms. Schiavo served as a professor at The Ohio State University and as a consultant for NBC News. Ms. Schiavo served as Inspector General for the U. S. Department of Transportation from 1991 to 1997.
Recommendation and Vote
     Under Ohio law and the Company’s Code of Regulations, the three nominees for election to the Board receiving the greatest number of votes will be elected as directors.
     Common Shares represented by properly-executed, returned proxy cards or properly-authenticated electronic voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld. Common Shares as to which the authority to vote is withheld will not be counted toward the election of directors or the election of the individual nominees specified on the proxy card. Proxies may not be voted for more than three nominees.
The Company’s Board Recommends That Shareholders Vote For The Election Of All Of The Nominees Named Above.

Communications with the Board
     The Company does not require attendance by the members of the Board at annual meetings of the shareholders since there is no Board meeting scheduled at that time. Directors and nominees who are in Columbus at the time of the Company’s Annual Meeting are encouraged to attend. Three of the ten incumbent directors attended the Company’s 2004 Annual Meeting of Shareholders held on September 30, 2004.
     In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE Rules, non-management directors of the Company meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. The non-management directors may select who will lead the executive sessions and, absent selection, the non-management director who is a member of the Executive Committee with the most seniority presides at the executive sessions of the non-management directors. The non-management directors met in executive session after each of the four regularly scheduled Board meetings held in Fiscal 2005.
     The Board believes it is important for shareholders to have a process by which to send communications to the Board and its individual members. Accordingly, shareholders who wish to communicate with the Board or a particular director may do so by sending a letter to such individual or individuals, in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication,” as appropriate. All such letters must identify the author as a shareholder and clearly indicate whether the communication is directed to all members of the Board or to a certain specified individual director(s). Copies of all such letters will be circulated to the appropriate director(s). Correspondence marked “personal and confidential” will be delivered to the intended recipient without opening. There is no screening process in respect of shareholder communications. This process for forwarding communications to the appropriate Board member(s) has been approved by our independent directors.
     Questions, complaints and concerns may also be submitted to our directors by telephone through our Business Ethics Help Line by calling 877-263-9893 in the United States and 770-613-6395 in Canada.
Independence of Directors
     The Board has been advised of the nature and extent of any personal and business relationships between the Company and John B. Blystone, Michael J. Endres, Peter Karmanos, Jr., John R. Kasich, Carl A. Nelson, Jr., Sidney A. Ribeau or Mary Schiavo, individually (the “Independent Directors”), or any entities for which an Independent Director is a partner, executive officer, employee or controlling shareholder. The Board has reviewed such relationships and has determined that, in the judgment of the Board, none of the Independent Directors has any relationship to the Company, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, which: (a) may interfere with his or her independence from management and the Company or the exercise of his or her independent judgment; (b) would be a “material relationship” with the Company so as to disqualify such director from being independent under applicable NYSE Rules; or (c) would impair his or her independence under the guidelines discussed below.
     The Board also reviewed and considered the nature and extent of any personal and business relationships between the Company and William S. Dietrich, II. Mr. Dietrich is no longer an employee since his retirement as Chairman and an employee of Dietrich Industries, Inc., a subsidiary of the Company, in May 2003. Therefore, William S. Dietrich, II is a non-management director, but does not qualify as independent under the NYSE Rules.

     Under guidelines adopted by the Board, barring any unusual circumstances, a director’s independence would not be impaired if: (a) the director is an executive officer or an employee (or his or her immediate family member is an executive officer) of a company that makes payments to, or receives payments from, the Company for property or services performed in the ordinary course of business in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of the Company’s or such other company’s consolidated gross revenues; or (b) the Company makes contributions to a charitable organization for which the director serves as an executive officer if the contributions, in any single fiscal year, do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.
Committees and Meetings of the Board
     The Board held five meetings during the fiscal year ended May 31, 2005 (“Fiscal 2005”), including regularly scheduled and special meetings. Each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board during the period he or she served as a director, and (b) the total number of meetings held by all committees of the Board on which such director served during the period he or she served.
     The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation and Stock Option Committee, and the Nominating and Governance Committee. The charter for each committee has been reviewed and approved by the Company’s Board and is available on the “Corporate Governance” page of the Investor Relations section of the Company’s web site at http://www.worthingtonindustries.com. Shareholders may also obtain copies of each charter, without charge, by writing to the Investor Relations Department of the Company at Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Allison M. Sanders.
Committees Of The Board

Compensation
			and	Nominating and
	Executive	Audit	Stock Option	Governance
John B. Blystone*	x		Chair
John S. Christie
William S. Dietrich, II
Michael J. Endres*	x	Δ	x
Peter Karmanos, Jr.*	x		x	Chair
John R. Kasich*			x	x
John P. McConnell	Chair
Carl A. Nelson, Jr.*		Chair Δ
Sidney A. Ribeau*		x		x
Mary Schiavo*		x		x

*	Independent director under NYSE Rules

Δ	Audit Committee Financial Expert
     Executive Committee
     The Executive Committee acts in place of and on behalf of the Board during times when the Board is not in session. The Executive Committee may exercise, to the fullest extent permitted by law and not delegated to another committee of the Board, all of the powers and authority granted to the Board other than the authority to fill vacancies on the Board or on any committee of the Board.

     Audit Committee
     The Board has determined that each member of the Audit Committee qualifies as an independent director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board has also determined that each of Messrs. Nelson and Endres qualifies as an “audit committee financial expert” for purposes of Item 401(h) of SEC Regulation S-K by virtue of their experience described on page 7. None of the members of the Audit Committee serves on the audit committee of more than two other public companies.
     The Audit Committee will at least annually evaluate its performance, reviewing and assessing the adequacy of its charter and recommending any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices.
     The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board, which is attached to this Proxy Statement as Appendix I. The Audit Committee’s duties and responsibilities are set forth in its charter. The primary function of the Audit Committee is to assist the Board in the oversight of the financial and accounting functions, controls, reporting processes, and audits of the Company. Specifically, the Audit Committee, on behalf of the Board, monitors and evaluates: (a) the integrity and quality of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements, including the financial reporting process; (c) the Company’s system of internal disclosure controls and its accounting and financial controls; (d) the qualifications and independence of the Company’s independent registered public accounting firm; (e) the performance of the Company’s internal audit function and its independent registered public accounting firm; and (f) the annual independent audit of the Company’s financial statements. The Audit Committee’s specific responsibilities include: (i) selecting the Company’s independent registered public accounting firm for each fiscal year and determining the terms of the audit engagement, including fees, and all other audit or non-audit engagements of the independent registered public accounting firm; (ii) reviewing the independence, qualifications and performance of the Company’s registered public accounting firm; (iii) reviewing and approving in advance both audit and permitted non-audit services; (iv) setting hiring policies for employees or former employees of the Company’s independent registered public accounting firm; (v) monitoring the partner rotation of the independent registered public accounting firm; (vi) reviewing the Company’s accounting procedures and policies, including staffing, professional services to be provided, audit procedures to be used and fees to be charged by the Company’s independent registered public accounting firm; (vii) reviewing the activities of the internal auditors and the Company’s independent registered public accounting firm; (viii) preparing an annual report for inclusion in the Company’s proxy statement; (ix) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (x) other matters required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC, NYSE, and other similar bodies or agencies. Pursuant to its charter, the Audit Committee has the authority to engage and compensate such counsel and other advisors as the Audit Committee deems necessary to carry out its duties.
     The Audit Committee met nine times during Fiscal 2005. The Audit Committee’s report relating to Fiscal 2005 begins on page 27.
     Compensation and Stock Option Committee
     The Board has determined that each member of the Compensation and Stock Option Committee (the “Compensation Committee”) qualifies as an independent director under the applicable NYSE Rules; and as a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include: (a) discharging the Board’s responsibilities relating to compensation of the Company’s executive management; (b) preparing an annual report on executive compensation for inclusion in the Company’s proxy statement; (c) reviewing and advising the Board with respect to Board compensation; (d) administering the Company’s stock option and long-term incentive programs and any other plans and programs designated by the Board; (e) carrying out such other roles and responsibilities as the Board may designate; and (f) carrying out such other responsibilities delegated to it by the Board. Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants, legal counsel, and other consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms for any such consultants. The Compensation Committee will periodically review and reassess the adequacy of its charter and recommend changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Compensation Committee will also at least annually evaluate its performance.
     The Compensation Committee met two times during Fiscal 2005. The report of the Compensation Committee on Executive Compensation for Fiscal 2005 begins at page 23.
     Nominating and Governance Committee
     The Board has determined that each member of the Nominating and Governance Committee qualifies as an independent director under the applicable NYSE Rules. The Nominating and Governance Committee will periodically review and assess the adequacy of its charter and recommend any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance, and evolving practices.
     The purpose of the Nominating and Governance Committee is to provide oversight on a broad range of issues surrounding the composition and operation of the Board. The primary responsibilities of the Nominating and Governance Committee include: (a) ensuring that the Board is comprised of members with the appropriate skills, qualities and experience; (b) identifying and recommending individuals to be nominated for election as a member of the Board and to fill vacancies on the Board; (c) developing, recommending and periodically reviewing the Corporate Governance Guidelines of the Board; (d) authorizing the retention and termination of such search firms, legal counsel and other consultants as it deems appropriate to carry out its functions, including sole authority to approve the fees and other terms of such consultants’ retention; (e) periodically reviewing the Articles of Incorporation and Code of Regulations of the Company and recommending changes to the Board, if necessary; (f) reviewing the composition and size of the Board in order to ensure that the Board has the proper expertise and diversity in its members; (g) recommending criteria for the selection of Board members and Board committee members; (h) reviewing and recommending Board policies on age and term limits for Board members; (i) identifying and recruiting, along with the Chairman of the Board, candidates for Board membership; (j) providing, along with the Compensation Committee, for an annual review of succession plans for the Chairman of the Board and Chief Executive Officer in the case of his resignation, retirement or death; (k) evaluating the performance of current Board members proposed for reelection and recommending to the Board whether or not members should stand for re-election; (l) reviewing and recommending to the Board an appropriate course of action upon the resignation of a current Board member or upon other vacancies on the Board; (m) leading an annual evaluation of the Board as a whole and overseeing the evaluation of the Board committees and of management; and (n) to the extent not otherwise delegated to the Audit Committee, reviewing the relationships between the Company and a director for conflicts of interest and addressing any actual or potential conflicts of interest.
     The Nominating and Governance Committee met two times during Fiscal 2005.

Nominating Procedures
     As described above, the Company has a standing Nominating and Governance Committee which has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including, but not limited to, identifying candidates qualified to become directors and recommending director nominees to the Board.
     When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials but does not have specific eligibility requirements or minimum qualifications which must be met by a Nominating and Governance Committee-recommended nominee. However, in general, the retirement age for directors is 70, and a director is to submit his or her resignation to be effective at the conclusion of the three-year term immediately after attaining age 70. The Nominating and Governance Committee considers those factors it deems appropriate, including, but not limited to, judgment, skill, diversity, strength of character, experience with businesses and organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or experience, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have strong character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with his or her performance as a director.
     The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, but does not evaluate candidates differently based on the source of the recommendation. As previously discussed, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist with the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. No such consultant or search firm has been used to date, and, accordingly, no fees have been paid to any such consultant or search firm.
     Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by sending the recommendation to the Chair of the Nominating and Governance Committee, in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. The recommendation should include the candidate’s name, age, business address, residence address, and principal occupation. The recommendation should also describe the qualifications, attributes, skills, or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, should accompany any such recommendation.
     The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each annual meeting of shareholders. In addition, shareholders wishing to nominate directors for election may do so, provided they comply with the nomination procedures set forth in the Company’s Code of Regulations. In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intention to make such nomination. The notice must be sent to the Company’s Secretary, either delivered in person, or mailed to and received at, the Company’s principal executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085 not less than 14 days or more than 50 days prior to any meeting called for the election of directors. However, if notice or public disclosure of the date of the meeting is given or made less than 21 days prior to the meeting, the shareholder notice must be received by the Company’s Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or publicly disclosed. The Company’s Secretary will deliver any shareholder notice received in a timely manner to the Nominating and Governance Committee for review. Each shareholder notice must include the following information as to each individual the shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and, if known, residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the number of Common Shares of the Company beneficially owned by the proposed nominee; and (d) any other information relating to the proposed nominee that is required to be disclosed concerning nominees in proxy solicitations under applicable SEC Rules, including the individual’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected. The nominating shareholder must also provide (i) the name and address of the nominating shareholder, and (ii) the number of Common Shares of the Company beneficially owned by the nominating shareholder. No individual may be elected as a director unless he or she has been nominated by a shareholder in the manner described herein or by the Board or the Nominating and Governance Committee of the Board.
Corporate Governance Guidelines
     In accordance with applicable NYSE Rules, the Board adopted the Corporate Governance Guidelines on February 20, 2003 to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they are in compliance with all applicable requirements. The Corporate Governance Guidelines are available on the “Corporate Governance” page of the Investor Relations section of the Company’s web site at http://www.worthingtonindustries.com. Shareholders may also obtain a copy of the Corporate Governance Guidelines, without charge, by writing to the Investor Relations Department of the Company at Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Allison M. Sanders.
Business Code of Conduct
     In accordance with applicable NYSE Rules and SEC Rules, the Board has adopted the Worthington Industries, Inc. Business Code of Conduct which is available on the “Corporate Governance” page of the Investor Relations section of the Company’s web site at http://www.worthingtonindustries.com. Shareholders may also obtain a copy of the Business Code of Conduct, without charge, by writing to the Investor Relations Department of the Company at Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Allison M. Sanders.
Compensation of Directors
     Non-employee directors of the Company receive the following cash compensation. Directors who are employees of the Company receive no additional compensation for serving as members of the Board or as members of Board committees. Directors are reimbursed for out-of-pocket expenses incurred in connection with their serving as directors, including travel expenses.

Annual Retainer:	$35,000

Attendance at a Board Meeting:	$1,500
(including telephonic meetings)

Audit Committee Chair
Annual Retainer:	$10,000

Committee Chair Other Than Audit
Annual Retainer:	$5,000

Attendance at a Board Committee Meeting:	$1,000
(including telephonic meetings)

     Non-employee directors of the Company who chose to participate in the Worthington Industries, Inc. Deferred Compensation Plan for Directors, as amended and restated, effective June 1, 2000 (the “Frozen Director Deferral Plan”) were able to defer the payment of all or a portion of their directors’ fees until a specified date or until they are no longer associated with the Company. Participants in the Frozen Director Deferral Plan were able to elect to have their deferred fees invested at a rate reflecting (a) the increase or decrease in the fair market value per share of the Company’s Common Shares with dividends reinvested, (b) a fixed rate, or (c) as of August 1, 2004, returns on any of the funds available for investment under the Company’s Deferred Profit Sharing Plan (the “DPSP”). The Frozen Director Deferral Plan was frozen as to new contributions and/or deferrals to the accounts of participants following December 31, 2004. Amounts credited to participants’ accounts under the Frozen Director Deferral Plan as of December 31, 2004 will continue to be covered by and paid out in accordance with the terms of that Plan and the elections made by participants thereunder. Payouts under the Frozen Director Deferral Plan will be made in cash.
     Effective January 1, 2005, deferred compensation for non-employee directors of the Company will be covered by the Worthington Industries, Inc. 2005 Deferred Compensation Plan for Directors (the “2005 Director Deferral Plan”), which is administered by the Compensation Committee. The 2005 Director Deferral Plan is similar to the Frozen Director Deferral Plan but incorporates the changes required to meet recently enacted legislation covering such plans. Participants in the 2005 Director Deferral Plan may elect to defer payment of any portion of their directors’ fees until a specified date selected in each participant’s election form. Under the 2005 Director Deferral Plan, election forms are required to be filed with the Company before the beginning of the calendar year in which directors’ fees are earned and are irrevocable once the calendar year begins. Deferrals are credited to the account of each participant at the same time as the directors’ fees would have otherwise been paid. Participants are fully vested on the amounts credited to their accounts under the 2005 Director Deferral Plan.
     Amounts credited to participants’ accounts under the 2005 Director Deferral Plan will be credited with earnings and losses based on hypothetical investment directions made (or deemed to be made) by the participant, which include investments with rates reflecting returns on any of the funds under the DPSP. The Compensation Committee has the power to change investment alternatives. Payouts under the 2005 Director Deferral Plan are made in cash, in the form of either a lump sum or installment payments as chosen by the participant. Accounts will be distributed following the earlier of the deferral date selected by the participant in his or her election form or the date of the participant’s death. The Compensation Committee may permit hardship withdrawals from a participant’s account. In the event of a defined change of control, deferred amounts credited to participants’ accounts will be accelerated and paid out as of the date of the change of control.
     Under the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors (as amended, the “2000 Directors Option Plan”), each non-employee director first elected or appointed prior to September 25, 2003 received an initial option grant to purchase 4,000 Common Shares, and each non-employee director first elected or appointed on or after September 25, 2003 received and will receive an initial option grant to purchase 5,000 Common Shares. Each non-employee director who had served as a director of the Company for more than six months, and continued to serve as a member of the Board after that date, was granted an option to purchase 2,000 Common Shares on the date of each of the 2001 Annual Meeting of Shareholders and the 2002 Annual Meeting of Shareholders. Beginning with the 2003 Annual Meeting of Shareholders, on the date on which each annual meeting of shareholders of the Company was held and will be held, each non-employee director who served as a director of the Company for more than six months prior to the grant date, and will continue to serve as a member of the Board, received and will receive an option grant to purchase 4,000 Common Shares. Each option has an exercise price equal to the fair market value of the Common Shares on the date of grant. In accordance with the terms of the 2000 Directors Option Plan, each non-employee director serving at the time of the 2004 Annual Meeting was granted an option to purchase 4,000 Common Shares with an exercise price of $21.35 per share.

     Each option granted to a non-employee director has a ten-year term and becomes fully exercisable on the first to occur of (i) the first anniversary of the grant date or (ii) as to any option granted as of the date of an annual meeting of shareholders of the Company, the date on which the next annual meeting of shareholders of the Company is held following the grant date. Vesting accelerates upon death, total disability, change in control, or retirement after a non-employee director attains age 65 or has served at least nine years as a member of the Board. If a non-employee director becomes totally disabled or dies while in service as a member of the Board, he or she (or, in the event of death, his or her beneficiary) has three years from the date of occurrence to exercise any vested options. In the event a non-employee director retires after he or she has attained age 65 or has served at least nine years as a member of the Board, the non-employee director may exercise any vested options for a period of three years after the date of retirement. If a non-employee director ceases to be a member of the Board for cause, all options terminate immediately. If a non-employee director ceases to be a member of the Board for any reason other than those listed above, the non-employee director’s options may be exercised (to the extent then exercisable) for a period of one year following the date of termination.
EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
     The following table provides certain compensation information for the Company’s Chief Executive Officer (“CEO”) and the Company’s four other most highly compensated executive officers (collectively, the “Named Executives”) for Fiscal 2005, the fiscal year ended May 31, 2004 (“Fiscal 2004”) and the fiscal year ended May 31, 2003 (“Fiscal 2003”).
Summary Compensation Table

				Long-Term
				Compensation
				Awards	Payouts
	Fiscal Year	Annual		Securities	LTIP	All Other
Name and Principal Position	Ended	Compensation		Underlying	Payouts	Compensation
in Fiscal 2005	May 31	Salary ($)	Bonus ($)	Options (#)	($)(2)	($)
John P. McConnell	2005	485,000	710,000	175,000	1,095,000	66,527	(3)
Chairman of the Board and	2004	485,000	640,000	100,000	521,235	42,419
Chief Executive Officer	2003	485,000	605,000	200,000	-0-	41,475
John S. Christie	2005	300,000	720,750	70,000	547,500	77,994	(4)
President and Chief	2004	277,500	574,500	70,000	255,150	33,201
Financial Officer	2003	270,000	480,000	100,000	-0-	32,103
Joe W. Harden	2005	230,000	538,500	60,000	N/A	50,457	(5)
President, The Worthington	2004	200,000	463,000	45,000	N/A	1,668
Steel Company (1)	2003	N/A	N/A	N/A	N/A	N/A
Edmund L. Ponko, Jr.	2005	220,000	495,750	50,000	240,000	28,548	(6)
President,	2004	200,000	245,000	30,000	172,748	11,987
Dietrich Industries, Inc. (1)	2003	N/A	N/A	N/A	N/A	N/A
George P. Stoe	2005	200,000	445,000	40,000	N/A	40,540	(7)
President, Worthington	2004	200,000	360,000	40,000	N/A	55,538
Cylinder Corporation (1)	2003	N/A	N/A	N/A	N/A	N/A

(1) Messrs. Harden, Ponko and Stoe were determined to be executive officers of the Company effective Fiscal 2004.

(2) Reflects payouts for performance levels achieved for the three-year period ended with the applicable fiscal year. Messrs. Harden and Stoe were not in their current positions with the Company at the time the performance awards were granted for any of such three-year periods and, as a result, were not eligible to receive payouts for the three-year period ended with any of the fiscal years reported.

(3) Includes $14,245 of Company contributions under the DPSP, $50,350 of Company contributions under the Employee Deferral Plans, and $1,932 for term life insurance premiums attributable to Fiscal 2005.

(4) Includes $18,463 of Company contributions under the DPSP, $56,749 of Company contributions under the Employee Deferral Plans, and $2,782 for term life insurance premiums attributable to Fiscal 2005.

(5) Includes $18,744 of Company contributions under the DPSP, $29,712 of Company contributions under the Employee Deferral Plans, and $2,001 for term life insurance premiums attributable to Fiscal 2005.

(6) Includes $7,150 of Company contributions under the Dietrich Industries, Inc. Profit Sharing Incentive Plan, $19,670 of Company contributions under the Employee Deferral Plans, and $1,728 for term life insurance premiums attributable to Fiscal 2005.

(7) Includes $18,437 of Company contributions under the DPSP, $17,912 of Company contributions under the Executive Deferred Plan, and $4,191 for term life insurance premiums attributable to Fiscal 2005.
Bonuses
     The Named Executives, and certain other key employees of the Company participate in an executive bonus program (the “Bonus Plan”) in which bonuses are paid to participants based largely on corporate, business unit or operating unit results and individual performance. Although corporate, business unit or operating unit results is the largest variable in determining the amount of the bonus, bonuses may be adjusted up or down based on the individual’s performance as determined by the individual’s manager, the CEO or the Compensation Committee. Bonuses may also be paid pursuant to performance awards under the Worthington Industries, Inc. 1997 Long-Term Incentive Plan (the “1997 LTIP”). Bonuses are paid quarterly and generally account for in excess of 50% of a participant’s total cash compensation.
Deferred Profit Sharing Plan
     The Named Executives, except Mr. Ponko, participate in the DPSP, together with most other full-time, non-union employees of the Company. Contributions made by the Company are generally based on profits and are allocated quarterly to employee accounts based on total compensation (subject to certain limitations) and length of service. In addition, the Named Executives and other participants in the DPSP may elect to make voluntary contributions from their salary or bonus which are matched 50% by Company contributions up to the first 2% of compensation deferred, subject to IRS limits. Distributions under the DPSP are generally deferred until retirement, death, or total and permanent disability. Mr. Ponko participates in the Dietrich Industries, Inc.

Salaried Employees’ Profit Sharing Plan which is a 401(k) plan similar to the DPSP and includes most full-time, non-union employees of Dietrich Industries, Inc.
Employee Deferral Plans
     Executive officers of the Company who chose to participate in the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, as amended and restated, effective March 1, 2000 (the “Frozen Employee Deferral Plan”) were able to defer the payment of up to 50% of their base salary and 50% of their quarterly bonus until a specified date or until they were no longer associated with the Company. Participants in the Frozen Employee Deferral Plan were able to elect to have their deferred compensation invested at a rate reflecting (a) the increase or decrease in the fair market per share of the Company’s Common Shares with dividends reinvested, (b) a fixed rate, or (c) as of August 1, 2004, returns on any of the funds available for investment under the DPSP. In addition, the Company had the option under the Frozen Employee Deferral Plan to make discretionary contributions to the accounts of participants. The Frozen Employee Deferral Plan was frozen as to new contributions and/or deferrals to the accounts of participants following December 31, 2004. Amounts credited to participants’ accounts under the Frozen Employee Deferral Plan as of December 31, 2004 will continue to be covered by and paid out in accordance with the terms of that Plan and the elections made by participants thereunder. Payouts under the Frozen Employee Deferral Plan will be made in cash.
     Effective January 1, 2005, non-qualified deferred compensation for employees of the Company, including the Named Executive Officers, will be covered by the Worthington Industries, Inc. 2005 Non-Qualified Deferred Compensation Plan (the “2005 Employee Deferral Plan”). The 2005 Employee Deferral Plan is similar to the Frozen Employee Deferral Plan but incorporates the changes required to meet recently enacted legislation covering such plans. The 2005 Employee Deferral Plan is administered by the Compensation Committee which selects the employees of the Company eligible to participate in the Plan. The Named Executive Officers and other executive officers of the Company are eligible to participate in the 2005 Employee Deferral Plan.
     Participants in the 2005 Employee Deferral Plan may elect to defer payment of up to 50% of base salary and/or sales commissions and quarterly bonus (collectively, “2005 Plan Bonus Compensation”) until a specified date selected in the participant’s election form. The Compensation Committee, in its discretion, may change the maximum percentage of base salary and/or 2005 Plan Bonus Compensation that may be deferred under the 2005 Employee Deferral Plan. In addition, the Company has the option under the 2005 Employee Deferral Plan to credit discretionary employer contributions to the accounts of participants. Under the 2005 Employee Deferral Plan, election forms are required to be filed with the Company before the beginning of the calendar year in which the base salary or 2005 Plan Bonus Compensation is earned and are irrevocable once the calendar year begins. Deferrals are credited to the account of each participant at the same time as the base salary or 2005 Plan Bonus Compensation would have otherwise been paid. Participants are fully vested in the amounts credited to their accounts under the 2005 Employee Deferral Plan, except to the extent that the Company establishes a deferred vesting schedule to apply to employer contributions.
     Amounts credited to participants’ accounts under the 2005 Employee Deferral Plan will be credited with earnings and losses based on hypothetical investment directions made (or deemed to be made) by the participant, which include investments with rates reflecting returns on any of the funds under the DPSP. The Compensation Committee has the power to change investment alternatives. Payouts under the 2005 Employee Deferral Plan are made in cash, in the form of either a lump sum or installment payments as chosen by the participant. Accounts will be distributed following the earlier of the deferral date selected by the participant in his or her election form or the date of the participant’s death. The Compensation Committee may permit hardship withdrawals from a participant’s account. In the event of a defined change of control, deferred amounts credited to participants’ accounts will be accelerated and paid out as of the date of the change of control.

Grants of Options
     The following table summarizes information concerning individual grants of options made to the Named Executives during Fiscal 2005. No stock appreciation rights were granted during Fiscal 2005.
Option Grants In Fiscal 2005

	Number of	Percentage			Potential Realizable
	Common	of Total			Value at Assumed
	Shares	Options			Annual Rates of Share
	Underlying	Granted to	Exercise		Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term (2)
Name	Granted (#) (1)	Fiscal Year	($/Share)	Date	5% ($)	10% ($)
J. P. McConnell	175,000	8.7%	19.20	05/31/2014	2,113,086	5,354,975
J. S. Christie	70,000	3.5%	19.20	05/31/2014	845,234	2,141,990
J. W. Harden	60,000	3.0%	19.20	05/31/2014	724,487	1,835,991
E. L. Ponko, Jr.	50,000	2.5%	19.20	05/31/2014	603,739	1,529,993
G. P. Stoe	40,000	2.0%	19.20	05/31/2014	482,991	1,223,994

     (1) All reported options were granted as of June 1, 2004, under the Worthington Industries, Inc. 2003 Stock Option Plan (the “2003 Stock Option Plan”) with exercise prices equal to the fair market value of the underlying Common Shares on the date of grant. The options become exercisable in increments of 20% per year on each anniversary of their grant date. In the event an optionee’s employment terminates as a result of retirement, death, or total disability, any options outstanding and exercisable on that date will remain exercisable by the Named Executive, or, in the event of death, by his beneficiary, until the earlier of either the fixed expiration date, as stated in the option award agreement, or 36 months after the last day of employment due to retirement, death or disability. Should termination occur for any other reason than retirement, death, or disability, all options will be forfeited immediately. In the event of a change in control of the Company (as defined in the 2003 Stock Option Plan), all options then outstanding will become fully vested and exercisable as of the date of the change in control, unless the Compensation Committee explicitly provides otherwise or unless expressly provided otherwise in respect of any change in control by a three-fourths vote of the total authorized number of directors, but only if a majority of the members of the Board then in office and acting upon the proposal qualify as “continuing directors” under the 2003 Stock Option Plan. The Compensation Committee may allow an optionee to elect, during the 60-day period following a change in control, to surrender any option granted under the 2003 Stock Option Plan or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share. However, if the Compensation Committee determines that the optionee will receive a new award or that the option will be honored or assumed in a manner which preserves its value, no acceleration or cash-out of the option will occur as a result of a change in control.

     (2) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and assume the options are held until their respective expiration dates. These dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of the Company’s Common Shares. Shareholders are, therefore, cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that the Named Executives will realize value from the option grants shown only if the price of the Company’s Common Shares appreciates, which benefits all shareholders commensurately.
     As of June 1, 2005, the Company also granted options to employees under the 2003 Stock Option Plan covering an aggregate of 730,000 Common Shares, of which options covering an aggregate of 410,000 Common Shares were granted to the Named Executives as follows: Mr. McConnell — 200,000 Common Shares; Mr. Christie — 60,000 Common Shares; Mr. Harden — 60,000 Common Shares; Mr. Ponko — 50,000 Common Shares; and Mr. Stoe — 40,000 Common Shares. The exercise price of these options is $17.01, the fair market value of the underlying Common Shares on June 1, 2005. All of the options granted are non-qualified stock options, vest 20% per year on the anniversary of the grant date for the first five years, and have a 10-year term. In the event of a change in control of the Company (as defined in the 2003 Stock Option Plan), all outstanding options will become fully vested and exercisable, unless the Compensation Committee explicitly provides otherwise or unless expressly provided otherwise in respect of any change in control, by a three-fourths vote of the total authorized number of directors as described in note (1) to the immediately preceding table. In connection with a change in control, the Compensation Committee may allow an optionee to elect the cash-out payment described in note (1) to the immediately preceding table. Information concerning these option grants will be included in the appropriate executive compensation tables in the Company’s Proxy Statement for the 2006 Annual Meeting of Shareholders.
Option Exercises and Holdings
     The following table provides information regarding Common Shares acquired upon exercise of options by the Named Executives during Fiscal 2005, as well as information regarding the total number of unexercised options held by the Named Executives as of May 31, 2005.
Aggregated Option Exercises in Fiscal 2005 and
Fiscal 2005 Year-End Option Values

	Number of
	Common
	Shares			Number of Common Shares
	Underlying			Underlying Unexercised		Value of Unexercised
	Options	Value		Options		In-the-Money Options
Name	Exercised (#)	Realized ($)		at Fiscal Year End (#) (1)		at Fiscal Year End ($) (2)
J. P. McConnell	6,000	75,120	(3)	527,000	395,000	1,456,920	462,400
J. S. Christie	5,500	51,535	(3)	292,500	200,000	1,145,700	285,040
J. W. Harden	2,000	10,060	(3)	7,000	96,000	10,500	54,000
E. L. Ponko, Jr.	-0-	-0-		70,000	102,000	190,440	104,480
G. P. Stoe	-0-	-0-		8,000	72,000	12,000	48,000

     (1) All options outstanding as of May 31, 2005 were granted under the Worthington Industries, Inc. 1990 Stock Option Plan (the “1990 Stock Option Plan”), the 1997 LTIP, or the 2003 Stock Option Plan with exercise prices equal to the fair market value of the underlying Common Shares on the date of grant. The options become exercisable in increments of 20% per year on each anniversary of their grant date for the first five years. In the event of a change in control of the Company (as defined in each of the Plans), unless the Board or the Compensation Committee explicitly provides otherwise, all options that have been outstanding at least six months before the date of such change in control become fully exercisable, except that such six-month holding period requirement does not apply to options granted under the 2003 Stock Option Plan.
     (2) Pre-tax value based on the spread between the exercise price and $16.76 per share, the closing price of the Company’s Common Shares on May 31, 2005, the last business day of Fiscal 2005.
     (3) The value realized is the difference between the option exercise price and the price of the Company’s Common Shares on the date of exercise, multiplied by the number of Common Shares acquired on exercise.
Long-Term Incentive Plan Awards
     The following table summarizes information concerning performance awards made to the Named Executives during Fiscal 2005 under the 1997 LTIP.
Long-Term Incentive Plan — Awards In Fiscal 2005

		Estimated Future Payouts Under
	Performance or Other Period	Non-Stock Price-Based Plans
Name	Until Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)
J. P. McConnell	Three-year period ending 5/31/08	550,000	1,100,000	1,650,000
J. S. Christie	Three-year period ending 5/31/08	175,000	350,000	525,000
J. W. Harden	Three-year period ending 5/31/08	250,000	500,000	750,000
E. L. Ponko, Jr.	Three-year period ending 5/31/08	137,500	275,000	412,500
G. P. Stoe	Three-year period ending 5/31/08	100,000	200,000	300,000
     Payouts of performance awards are generally tied to achieving specified levels (threshold, target and maximum) of corporate economic value added and earnings per share growth for the performance period, with each performance measure carrying a 50% weighting. For business unit executives, including Messrs. Harden, Ponko and Stoe, corporate economic value added and earnings per share measures together carry a 50% weighting, and business unit operating income targets are weighted 50%. If the performance level falls between threshold and target or between target and maximum, the award is prorated. Under the 1997 LTIP, any payouts would generally be made in August following the end of the applicable performance period. Performance awards may be paid in cash, Common Shares, other property, or any combination thereof, at the sole discretion of the Compensation Committee at the time of payment. Unless the Board specifically provides otherwise, in the event of a change in control of the Company, all performance awards would be considered to be earned, payable in full, and immediately settled or distributed.
Equity Compensation Plan Information
     The Company maintains four equity compensation plans (the “Equity Plans”) under which Common Shares may be issued to eligible directors, officers and employees: (a) the 1990 Stock Option Plan; (b) the 1997 LTIP; (c) the 2000 Directors Option Plan; and (d) the 2003 Stock Option Plan. Each Equity Plan has been approved by the shareholders of the Company.

     The following table shows for the Equity Plans, as a group, the number of Common Shares issuable upon the exercise of outstanding options, the weighted-average exercise price of outstanding options, and the number of Common Shares remaining available for future issuance, excluding Common Shares issuable upon exercise of outstanding options, in each case as of May 31, 2005.
Equity Compensation Plan Information

Number of
	Common Shares		Number of Common
	to be issued upon	Weighted-average	Shares remaining available
	exercise of	exercise price of	for future issuance under
	outstanding	outstanding	equity compensation plans
	options, warrants	options, warrants	[excluding Common Shares
Plan Category	and rights	and rights	reflected in column (a)]
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	5,802,985(1)	$15.48(2)	8,110,120(3)
Equity compensation plans not approved by shareholders	—	—	—
TOTAL	5,802,985(1)	$15.48(2)	8,110,120(3)

     (1) Represents option grants under the Equity Plans. If all performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2005, were earned to their maximum amount and the Compensation Committee were to elect to make all payments in the form of Common Shares, then, based on the closing price of the Company’s Common Shares on May 31, 2005 ($16.76), the maximum number of Common Shares which would be issued upon payout of the performance awards would be 1,159,010 Common Shares. The number of Common Shares, if any, actually issued with respect to performance awards earned under the 1997 LTIP would be based on the price of the Company’s Common Shares at the time of payout.
     (2) Represents weighted-average exercise price of options outstanding under the Equity Plans. Please also see the discussion in note (1) above with respect to performance awards granted under the 1997 LTIP.
     (3) Includes 700,650 Common Shares available under the 1990 Stock Option Plan, 2,201,470 Common Shares available under the 1997 LTIP, 125,000 Common Shares available under the 2000 Directors Option Plan, and 5,083,000 Common Shares available under the 2003 Stock Option Plan. In addition to options, the 1997 LTIP authorizes the Compensation Committee to grant awards in the form of stock appreciation rights, restricted stock, performance shares, performance units, dividend equivalents, and other stock unit awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other property.
PERFORMANCE GRAPH
     The following line graph compares the five-year cumulative return on the Company’s Common Shares, the S&P 500 Index, the S&P Midcap 400, and the S&P Steel Index (formerly, Iron & Steel Index), in each case assuming that $100 were invested at May 31, 2000 and that dividends were reinvested when received. The S&P Steel Index, of which the Company is a component, is the most specific index relative to the Company’s largest line of business. The Company became part of the S&P Midcap 400 Index on December 17, 2004 and accordingly has included this index in the comparison in lieu of the S&P Industrials Index.
Comparison Of Five-Year Cumulative Total Return*
AMONG WORTHINGTON INDUSTRIES, INC., THE S&P 500 INDEX,
THE S&P MIDCAP 400 INDEX AND THE S&P STEEL INDEX

*	100 invested on 5/31/00 in stock or index including reinvestment of dividends. Fiscal year ending May 31.
Cumulative Total Return

	5/00	5/01	5/02	5/03	5/04	5/05
WORTHINGTON INDUSTRIES, INC.	100.00	101.18	140.82	143.60	191.65	173.06
S&P 500	100.00	89.45	77.06	70.85	83.83	90.74
S&P MIDCAP 400	100.00	110.92	113.57	103.19	130.78	149.06
S&P STEEL	100.00	107.73	128.48	93.73	144.37	208.87
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Role of the Compensation Committee
     The Compensation Committee is comprised of four directors who qualify as independent under the applicable NYSE Rules, outside directors for purposes of Section 162(m) of the Internal Revenue Code and non-employee directors for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee is responsible for, among other things, setting and administering the policies that govern executive compensation.
Compensation Philosophy
     A basic philosophy of the Company is that employees should have a meaningful portion of their total compensation tied to performance. Therefore, the Company uses incentives, profit sharing or otherwise, whenever possible. In furtherance of this philosophy, most full-time, non-union employees participate in some form of incentive compensation program. These programs include cash profit sharing, which is computed as a fixed percentage of profits, as well as bonus programs under which bonuses are paid quarterly based on operating results and individual performance.
     With respect to senior executives, the Company’s practice is that executive compensation is to be highly leveraged. Base salaries are deliberately set at levels well below market competitive levels for base salary. When the Company performs well, bonuses tied to Company performance are intended to put Company officers in the upper range of total cash compensation paid to officers of comparable companies. When Company performance falls below that of comparable companies, total cash compensation falls below the median range of total cash compensation paid.
     The Company believes it is appropriate to provide a balance between incentives for current short-term performance and incentives to assure the continued long-term profitability of the Company. The Company’s executive compensation program therefore includes both forms of incentive compensation. Individual components of executive pay are discussed below.
     In fulfilling its responsibilities, the Compensation Committee annually reviews information regarding compensation paid by other manufacturing companies of similar size to officers with similar responsibilities. This review process includes meeting directly with independent, non-employee compensation consultants to review and evaluate market comparison information with respect to the base salaries, bonuses, and long-term incentive programs offered by the Company.
     In order to further emphasize the stake directors and officers have in fulfilling the goal of building and increasing shareholder value, and to deepen the resolve of executive leadership to fulfill that goal, in August 2004, the Company established stock ownership guidelines for directors and senior executives. Target ownership levels are structured as a multiple of annual cash compensation or retainer, with directors and the CEO set at five times, the CFO at two times, business unit presidents at one-and-a-half times, and other executives one time annual cash compensation. The officer or director is expected to attain the targeted level within five years of the adoption of the policy or, if later, the date he or she starts in the position.
     The Company has a policy of not entering into employment agreements, and neither the CEO nor any of the other executive officers is party to an employment agreement providing for any fixed duration of employment.
Base Salaries
     Base salaries for the CEO and the other executive officers are set to reflect the duties and responsibilities inherent to each position, individual level of experience, performance, and market compensation information. In Fiscal 2005, there were no base salary increases for the Named Executives.
Incentive Compensation
     Bonuses
     The Named Executives, and certain other key employees of the Company participate in an executive bonus program (the “Bonus Plan”) in which bonuses are paid to participants based largely on corporate, business unit or operating unit results and individual performance. Although corporate, business unit or operating unit results is the largest variable in determining the amount of the bonus, bonuses may be adjusted up or down based on the individual’s performance as determined by the individual’s manager, the CEO or the Compensation Committee. Quarterly bonuses may also be paid pursuant to performance awards under the

1997 LTIP based upon achieving earnings per share results for the quarter. Bonuses are paid quarterly and generally account for in excess of 50% of a participant’s total cash compensation. Bonuses are determined and paid within a reasonable time after quarterly results become known and are finalized.
     Long-Term Incentives
     The Compensation Committee has implemented a long-term incentive program for the CEO and the other executive officers which anticipates consideration of (a) annual option grants and (b) long-term performance awards based on achieving measurable financial criteria over a multiple-year period, with payment in cash, Common Shares, other property or any combination thereof upon achievement of specified performance levels.
     The Compensation Committee believes using a blend of stock options and performance awards represents a particularly appropriate and balanced method of motivating and rewarding senior executives. Options align the interests of employee option holders with those of shareholders by providing value tied to stock price appreciation. Performance awards motivate long-term results because their value is tied to sustained financial achievement over a multiple-year period. The Compensation Committee believes the combination of the two forms of incentives is superior to a reliance on only one form.
     Long-term performance awards granted to the CEO and the other Named Executives during Fiscal 2005 are shown in the table under the heading “Long-Term Incentive Plan — Awards in Fiscal 2005,” and the options granted to those individuals during Fiscal 2005 are shown in the table under the heading “Option Grants in Fiscal 2005.”
CEO Compensation
     The Company had its best year ever in Fiscal 2005. Both sales and earnings exceeded previous records. The balance sheet remained strong. The Company made progress towards a number of its strategic goals, including diversifying its customer base and increasing the opportunities to provide processed steel products downstream to its other business operations. The cylinders business expanded its product line offerings with its acquisition of the propane and specialty gas cylinder assets of Western Industries. Metal Framing continued to take steps to pursue new markets, both in Canada and in residential construction. The Compensation Committee is pleased with the performance of the CEO and management in Fiscal 2005.
     Consistent with its highly leveraged, incentive-based compensation philosophy, which is designed to reward management in good years and reduce compensation in weak years, total cash compensation for the CEO increased in Fiscal 2005 compared to Fiscal 2004. Mr. McConnell’s bonus compensation increased 11% and total cash compensation increased 6.2% from the prior year. Based on information received from its independent compensation advisors, the Compensation Committee believes the total compensation paid to Mr. McConnell is considerably below market median levels for comparably situated individuals; nevertheless, Mr. McConnell has declined additional base salary or bonus compensation.
     Mr. McConnell and other members of management received a payout with respect to the performance awards granted under the 1997 LTIP for performance levels achieved for the three-year period ended May 31, 2005. This represents the second consecutive year in which a payment was received, after four consecutive years in which no payments were earned. The details of the payouts are described on pages 16 and 17 in the table under the heading “Summary Compensation Table.”

Tax Deductibility
     Section 162(m) of the Internal Revenue Code limits deductions for compensation paid to a publicly-held corporation’s five most highly-compensated executive officers to $1,000,000 per year per executive officer, excluding “performance-based compensation” meeting certain requirements. Treasury regulations issued under Section 162(m) define the provisions which compensatory plans must contain to qualify for the “performance-based” exemption under Section 162(m). The Company’s 1990 Stock Option Plan and 2003 Stock Option Plan qualify for the exemption. The Compensation Committee intends to tailor the incentive programs under the 1997 LTIP to also qualify them for the exemption. Although bonuses are driven by financial and individual performance, awards under the Bonus Plan, which has been in effect since 1966, do not meet the technical requirements for the “performance-based” exemption under Section 162(m). In Fiscal 2005, the Committee reduced the bonus compensation paid to John P. McConnell under the Bonus Plan and granted to him certain quarterly bonus awards under the 1997 LTIP which were tied to the Company’s earnings per share performance for the quarter and which the Committee believes qualify for the “performance-based” exemption under Section 162(m). The Compensation Committee intends to continue to examine the best method to pay quarterly bonuses to Mr. McConnell and other executive officers, which will include consideration of the application of Section 162(m). In all cases, whether or not some portion of a covered executive officer’s compensation is tax deductible, the Compensation Committee will continue to carefully consider the net cost and value to the Company of its compensation policies.
Compensation and Stock Option Committee
John B. Blystone, Chair
Michael J. Endres
Peter Karmanos, Jr.
John R. Kasich
TRANSACTIONS WITH CERTAIN RELATED PARTIES
     The Company is a party to certain agreements relating to the rental of aircraft to and from JMAC and McAir, Inc. (“McAir”), a corporation wholly-owned by John H. McConnell. Under the agreement with McAir, the Company leases an aircraft as needed for a rental fee per flight. Under the agreement with JMAC, (a) the Company leases from JMAC, on a net basis, an aircraft for a rental fee of $74,725 per month; and (b) the Company allows JMAC to lease aircraft operated by the Company, on a per-flight basis, when the Company is not using the aircraft. The Company also makes its pilots available to JMAC for a per-day charge. The rental fees to the Company under the per-flight rental agreement are set based on Federal Aviation Administration (“FAA”) regulations. The Company believes the rental fees set per such FAA regulations for Fiscal 2005 exceeded the direct operating costs of the aircraft for such flights. Also, based on quotes for similar services provided by unrelated third parties, the Company believes that the rental rates paid to McAir are no less favorable to the Company than those that could be obtained from unrelated third parties.
     For Fiscal 2005, (a) the Company paid an aggregate amount of $896,700 under the JMAC agreement and $146,141 under the McAir agreement; and (b) the Company received an aggregate amount of $174,506 from JMAC for aircraft rental and pilot charges.
     During Fiscal 2005, the Company, either directly or through business expense reimbursement, paid approximately $176,443 to Double Eagle Club, a private golf club owned by the McConnell Family (the “Club”). The Company uses the Club’s facilities for Company functions and meetings, and for meetings, entertainment and overnight lodging for customers, suppliers and other business associates. Amounts charged by the Club to the Company are no less favorable to the Company than those that are charged to unrelated members of the Club.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Ownership of and transactions in the Company’s Common Shares by executive officers, directors and persons who beneficially own more than 10% of the Common Shares are required to be reported to the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on a review of copies of the reports furnished to the Company and written representations that no other reports were required, the Company believes that, during Fiscal 2005, all filing requirements were complied with, except that on or about August 12, 2005 each of John S. Christie, Michael J. Endres, Peter Karmanos, Jr., John R. Kasich, Edmund L. Ponko, and George P. Stoe filed a late Form 5 reporting theoretical Common Shares credited to their respective accounts under the Deferral Plans. These are theoretical Common Shares only and the accounts hold no actual Common Shares and payouts from such accounts are made in cash.
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Company’s Board has selected the firm of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2006 and recommends that the shareholders vote for the ratification of that selection. KPMG LLP audited the Company’s consolidated financial statements for Fiscal 2005 and Fiscal 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.
     The selection of the Company’s independent registered public accounting firm is made annually by the Audit Committee. The Company has determined to submit the selection of the independent registered public accounting firm to the shareholders for ratification. Before selecting KPMG LLP, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope.
The Audit Committee and the Board Recommend that Shareholders Vote For This Proposal.
     The affirmative vote of the holders of a majority of the Company’s Common Shares, present in person or by proxy and entitled to vote on the proposal, is required to ratify the selection of the independent registered public accounting firm. The effect of an abstention is the same as a “no” vote. Even if the selection of KPMG LLP is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of KPMG LLP and to engage another firm if the Audit Committee determines such action necessary or desirable.
AUDIT COMMITTEE MATTERS
     In accordance with the applicable SEC Rules, the Audit Committee has issued the following report:
REPORT OF THE AUDIT COMMITTEE FOR FISCAL 2005
     The Audit Committee oversees the Company’s financial and accounting functions, controls, reporting processes, and audits on behalf of the Board in accordance with the Audit Committee’s Charter (see Appendix I) and is responsible to provide independent, objective oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditors and independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements. Management has the primary responsibility for the preparation, presentation and integrity of the

Company’s consolidated financial statements and the reporting process, including the establishment and maintenance of an adequate system of internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for auditing the Company’s annual consolidated financial statements and expressing an opinion on the conformity of those statements with accounting principles generally accepted in the United States, issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting, and reviewing the Company’s unaudited interim financial statements.
     In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements as of and for the fiscal year ended May 31, 2005 and discussed with management the quality, not just the acceptability, of the accounting principles as applied in the Company’s financial reporting, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the consolidated financial statements.
     The Audit Committee reviewed with KPMG their judgments as to the quality, not just the acceptability, of the Company’s accounting principles; the consistency of the Company’s accounting principles and their application; the reasonableness of significant judgments; the clarity and completeness of the disclosures in the consolidated financial statements; and such other matters as are required to be discussed with the Audit Committee by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, Communication With Audit Committees, as modified. In addition, the Audit Committee has discussed with KPMG the independence of that firm from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified. The Audit Committee has discussed with KPMG any relationships with or services to the Company that may impact the objectivity and independence of KPMG and the Audit Committee has satisfied itself as to the independence of KPMG.
     The Audit Committee discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee has also met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s system of internal control over financial reporting, and the overall quality of the Company’s financial reporting.
     In reliance on the reviews and discussions referred to above and the Audit Committee’s review of the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included (and the Board approved such inclusion) in the Annual Report on Form 10-K for the fiscal year ended May 31, 2005 for filing with the SEC. The Audit Committee has also selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2006, and recommends that the shareholders ratify such selection.
Audit Committee
Carl A. Nelson, Jr., Chair
Michael J. Endres
Sidney A. Ribeau
Mary F. Schiavo

PRE-APPROVAL OF SERVICES PERFORMED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Under applicable SEC Rules, the Audit Committee is to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the firm’s independence from the Company. The SEC Rules specify the types of non-audit services that independent registered public accounting firms may not provide to their audit clients and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.
     Consistent with applicable SEC Rules, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee, and, if it does, the decision of that member or members must be presented to the full Audit Committee at its next regularly scheduled meeting.
     All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC Rules governing auditor independence.
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Fees billed for services rendered by KPMG for each of Fiscal 2005 and Fiscal 2004 were as follows:

Type of Fees	Fiscal 2005	Fiscal 2004
Audit Fees	$1,955,778	$471,106
Audit-Related Fees	—	41,330
Tax Fees	47,500	—
All Other Fees	—	—

	$2,003,278	$512,436

     In accordance with the SEC’s definitions and rules, “Audit Fees” are fees for professional services rendered for the audit of the Company’s consolidated financial statements; the review of the interim consolidated financial statements included in the Company’s Form 10-Qs; the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; the attestation of management’s report on the effectiveness of internal control over financial reporting; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. “Audit-Related Fees” are for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements that are not reported under “Audit Fees.” Fiscal 2004 included fees for the audit of the DPSP; the review of management’s documentation and evaluation of internal controls; services related to consents and assistance with and review of documents filed with the SEC; and accounting consultations. “Tax Fees” represent fees billed for professional services rendered for tax compliance, tax advice, and tax planning. Fiscal 2005 included fees for an international tax project. “All Other Fees” are for products and services not included in the first three categories.
     All of the services rendered by KPMG to the Company and its subsidiaries during Fiscal 2005 and Fiscal 2004 were pre-approved by the Audit Committee.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
     The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports and proxy statements, proxy statements combined with a prospectus, or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit the Company to send a single annual report and/or a single proxy statement to any household at which two or more different shareholders reside if the Company reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure is intended to reduce the volume of duplicate information shareholders receive and reduce the Company’s expenses. The Company may institute householding in the future and will notify registered shareholders affected by householding at that time.
     Many broker/dealers and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own Common Shares of the Company, you may have received householding information from your broker/dealer, financial institution, or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or the Company’s 2005 Annual Report, or if you wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.
SHAREHOLDER PROPOSALS
     Shareholders of the Company seeking to bring business before an Annual Meeting of Shareholders (an “Annual Meeting”) or to nominate candidates for election as directors at an Annual Meeting must provide timely notice thereof in writing to the Company’s Secretary. Under Section 1.08(A) of the Company’s Code of Regulations, to be timely, a shareholder’s notice with respect to business to be brought before an Annual Meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 30 days prior to an Annual Meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In order for a shareholder’s notice to be in proper form, it must include: (a) a brief description of the business the shareholder desires to bring before an Annual Meeting; (b) the reasons for conducting the proposed business at an Annual Meeting; (c) the name and address of the proposing shareholder; (d) the number of Common Shares beneficially owned by the proposing shareholder; and (e) any material interest of the proposing shareholder in the business to be brought before an Annual Meeting. The requirements applicable to nominations are described above in “PROPOSAL 1: ELECTION OF DIRECTORS — Nominating Procedures.”
     A shareholder seeking to bring business before an Annual Meeting must also comply with all applicable SEC Rules. Under SEC Rule 14a-8 under the Exchange Act, proposals of shareholders intended to be presented at the Company’s 2006 Annual Meeting must be received by the Company no later than April 24, 2006 to be eligible for inclusion in the Company’s proxy materials relating to the 2006 Annual Meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC Rules.
     The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. Generally, a proxy may confer discretionary authority to vote on any matters brought before an Annual Meeting, if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting, and a specific statement to that effect is made in the proxy statement or proxy card. If during the prior year, the Company did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company mails its proxy materials for the current year. Any written notice required as described in this section must be given by July 8, 2005 to the Company’s Secretary, Dale T. Brinkman, Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085 or by fax to (614) 840-3706. The Company’s 2006 Annual Meeting is currently scheduled to be held on September 29, 2006.
FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT
     Registered shareholders can further save the Company expense by consenting to electronically access, as appropriate, the proxy statement and annual report relating to future meetings of shareholders on the Investor Relations section of the Company’s web site at http://www.worthingtonindustries.com. You can choose this option by marking the “Electronic Access” box on your proxy card or by following the instructions provided when you submit your voting instructions electronically via the Internet or by telephone. If you choose this option, prior to each shareholder meeting, you will receive your proxy card in the mail, along with a notice of the meeting, instructions for electronically accessing the proxy statement and annual report, and instructions for voting via mail, telephone or the Internet. You may select the “Electronic Access” option for each account held in your name. Your choice will remain in effect unless you revoke it by contacting the Company’s transfer agent, National City Bank, at 1-800-622-6757 or by visiting the Investor Relations section of the Company’s web site at http://www.worthingtonindustries.com . You will be responsible for any fees or charges that you would typically pay for to access the Internet.
10-K REPORT
Audited consolidated financial statements for Worthington Industries, Inc. and its subsidiaries for Fiscal 2005 are included in the 2005 Annual Report which is being delivered with this Proxy Statement. Additional copies of these financial statements and the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005 (excluding exhibits) may be obtained, without charge, from the Company’s Investor Relations Department at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Allison M. Sanders. The Form 10-K is also available on the Company’s web site at http://www.worthingtonindustries.com and is on file with the SEC, Washington, D.C. 20549.
OTHER BUSINESS
     As of the date of this Proxy Statement, management knows of no business that will be presented for action by the shareholders at the 2005 Annual Meeting other than that discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the 2005 Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing.
     The proxy card and this Proxy Statement have been approved by the Board and are being mailed and delivered to shareholders by its authority.

By Order of the Board of Directors,

Dated: August 22, 2005	Dale T. Brinkman,
Secretary

[This Page Intentionally Left Blank]

Appendix I
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
WORTHINGTON INDUSTRIES, INC.
PURPOSE:
     The Audit Committee (the “Audit Committee”) of the Board of Directors of Worthington Industries, Inc. (together with its subsidiaries, the “Company”) is responsible for assisting the Board of Directors of Worthington Industries, Inc. (the “Board”) in the oversight of the financial and accounting functions, controls, reporting processes and audits of the Company. Specifically, the Audit Committee, on behalf of the Board, monitors and evaluates (i) the integrity and quality of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, including the financial reporting process, (iii) the Company’s system of internal disclosure controls and its accounting and financial controls, (iv) the independent auditor’s qualifications and independence, (v) the performance of the Company’s internal audit function and its independent auditors, and (vi) the annual independent audit of the Company’s financial statements. The Audit Committee also prepares the report that the SEC rules require to be included in the Company’s annual proxy statement.
ORGANIZATION:
     The Audit Committee serves at the pleasure of the Board. The Audit Committee shall consist of at least three members of the Board, each of whom shall be recommended annually by the Nominating and Governance Committee and appointed by the Board. All members of the Audit Committee shall be Independent Directors (as defined by applicable rules and regulations of NYSE and securities laws), and free from any relationship (including disallowed consulting, advisory or other compensatory arrangements) prohibited by applicable law, rules or regulations or that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.
     All members of the Audit Committee shall be financially literate (i.e. have a working familiarity with basic finance and accounting practices), or shall become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one member shall be an “audit committee financial expert” as defined by applicable rules or criteria established by the SEC and NYSE, and as determined by the Board of Directors.
     The Audit Committee shall meet at least four times annually or more frequently as circumstances dictate. The Audit Committee shall be chaired by one of its members appointed by the Board. The Audit Committee may have in attendance at its meetings such members of management, the internal auditors and the independent auditors, as it may deem necessary or desirable to provide the information it needs to carry out its duties and responsibilities. Also, the Committee should meet quarterly, by teleconference or in person, with the independent auditors and management to discuss the annual audited financial statements and the quarterly financial statements, as applicable.
     The Chairman of the Board, the Chairman of the Audit Committee, or any member thereof, may call meetings during the year as they deem necessary. No specific notice of a meeting of the Committee is required. Meetings of the Committee may be held through any communications equipment if all persons participating can hear each other and participating in such a meeting shall constitute presence thereat. The Committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

     As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.
     The Committee shall have the authority to retain and terminate such counsel and other consultants as it deems appropriate to carry out its functions, including the sole authority to approve the fees and other terms of such consultants’ retention. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for carrying out its duties, including payment of all fees and expenses to any advisors employed by the Audit Committee pursuant to its authority under this Charter or applicable law or regulations.
     This Charter governs the operations of the Audit Committee. The Audit Committee shall at least annually (i) evaluate its performance, and (ii) review and reassess the Charter and obtain the approval of the Board for any amendments thereto.
REPORTING TO THE BOARD:
     The Audit Committee shall provide regular reports to the Board (written or oral) with respect to its meetings and shall make minutes of its meetings available to all Directors. It shall provide a report to the Board, at least annually, containing any issues which arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors and the performance of the internal audit function.
RESPONSIBILITIES AND PROCESSES:
     The Audit Committee will maintain flexible policies and procedures and meeting schedules, consistent with the requirements of this Charter, to enable the Audit Committee to best react to changing circumstances and to fulfill its purpose. In carrying out its purpose, duties, and responsibilities, the Audit Committee shall do the following:
     (1) The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, and report directly to the Audit Committee. Annually, the Audit Committee shall select the Company’s independent auditors. The Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. This includes the ultimate authority to approve the audit engagement, including fees and terms, and all other audit or non-audit engagements of the independent auditors. The Audit Committee shall be solely responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors).
     (2) The Audit Committee shall be responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard I. The Audit Committee shall also be responsible for actively reviewing and engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the full Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing the firm’s internal quality control procedures, any material issues raised by the most-recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues and, in order to assess the auditor’s independence, all relationships between the independent auditor and the Company.
     (3) The Audit Committee shall:
     (a) maintain a policy by which the Audit Committee, or its designate, reviews and pre-approves both audit and nonaudit services to be provided by the independent auditors (other than with respect to de minimis exceptions permitted by applicable laws and rules). This duty may be delegated to one or more designated members of the Audit Committee with any such preapproval reported to the Audit Committee at its next regularly scheduled meeting;
     (b) maintain a policy to set forth clear hiring policies, compliant with governing laws, rules and regulations, for employees or former employees of the independent auditors; and
     (c) monitor the partner rotation of the independent auditing firm.
     The Audit Committee shall be responsible for reviewing with the financial management of the Company, the internal auditors and the independent auditors annually, before the audit begins, the overall scope of the respective audits, including adequacy of staffing, professional services to be provided, the audit procedures to be used, and fees to be charged by the independent auditors.
     The Audit Committee shall have direct access to the independent and internal auditors and provide an open avenue of communications between the independent and internal auditors, financial and senior management, and the Board.
     The Audit Committee shall meet periodically with management, the independent auditors and the internal auditors, both collectively and independently. These meetings shall be to discuss the results of the auditor’s examinations and the matters set forth in this Charter, including:
     (1) Reviewing the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risks, and legal and ethical compliance programs.
     (2) Reviewing and approval of internal control and disclosure control as required in connection with the Company’s periodic reports; and reviewing any major issues as to the adequacy of internal controls and any special audit steps adopted in light of any material control deficiencies.
     (3) Reviewing with the independent auditors any audit problems or difficulties and management’s response thereto, including each significant point brought up in the auditors’ letter of recommendation to management and management’s written response to each such point, and the determination as to which points are to be acted upon, by whom, and time schedule for completion.
     (4) Reviewing the internal auditors’ responsibilities, objectives and goals, audit schedules, staffing plans, and budget.
     (5) Having the internal auditors inform the Audit Committee of the results of internal audits, highlighting significant audit findings and recommendations, together with management’s response and periodic progress reports, and reviewing significant matters raised thereby.
     The Audit Committee shall review the Company’s compliance with pronouncements of the Financial Accounting Standards Boards, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, NYSE, and other similar bodies or agencies which could have an effect on the Company’s financial statements.
     The Audit Committee shall review with management and the independent auditors, critical accounting policies and practices to be used, major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application thereof, analysis prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements (including analyses of alternative GAAP methods, disclosures and treatment in the financial statements, and the effects thereof), and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.
     (1) The Audit Committee shall review the Company’s interim financial statements including the Company’s disclosures under management’s discussion and analysis of financial condition and results of operations with management and the independent auditors prior to the filing of the Company’s applicable Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Audit Committee may represent the entire Audit Committee for the purposes of this review, to the extent not prohibited by applicable laws, rules or regulations.
     (2) The Audit Committee shall review with management and the independent auditors the financial statements, including the Company’s disclosures under management’s discussion and analysis of financial condition and results of operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), and the independent auditors’ judgment about the quality, not just the acceptability, of accounting principles, the consistency of the Company’s accounting policies and their application, the reasonableness of significant judgments, the clarity and completeness of the disclosures in the financial statements, and any other matters required to be discussed with the independent auditors by SAS No. 61, as amended by SAS Nos. 89 and 90 and as may be further amended, modified or supplemented. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The Audit Committee shall recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.
     (3) The Audit Committee shall review and generally discuss with management, and where appropriate, the independent auditors, Company financial disclosures, including the use of any pro-forma or adjusted non-GAAP information, other relevant reports or information submitted by the Company to any governmental body, or the public, including earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies.
     The Audit Committee shall discuss with management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s guidelines and policies with respect to risk assessment and risk management.

     The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee shall also receive reports made to it concerning any non-compliance with the Company’s Code of Conduct by any officers of the Company, and shall have the authority to approve any waivers therefrom and any “related party” transactions with respect to the Company’s officers. The Audit Committee shall direct and supervise any special investigations into matters which may come within the scope of its duties.
     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining disclosure controls and procedures and internal control over financial reporting. The independent auditors are responsible for auditing the Company’s consolidated financial statements.
     In performing its duties and responsibilities, the Audit Committee is entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:
     One or more officers or employees of the Company whom the Audit Committee members reasonably believe to be reliable and competent in the matters presented;
     Counsel, independent auditors, or other persons as to matters which the Audit Committee members reasonably believe to be within the professional or expert competence of such persons; or
     Another committee of the Board as to matters within its designated authority.

C/O NATIONAL CITY BANK CORPORATE TRUST OPERATIONS LOCATOR 5352/P.O. BOX 92301 CLEVELAND, OH 44193-0900
Vote 24 hours a day, 7 days a week!
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on September 28, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Worthington Industries, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Daylight Time on September 28, 2005. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Worthington Industries, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
If you vote by telephone or Internet, please do not mail your Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK	WORTH 1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WORTHINGTON INDUSTRIES, INC.
┐

Vote On Directors

1.	Election of three directors, each for a term of three years expiring in 2008

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

	Nominees:	01) John S. Christie 02) Michael J. Endres 03) Peter Karmanos, Jr.	о	о	о

		For	Against	Abstain

2.	Ratification of the selection of the firm of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2006.	о	о	о

The Common Shares represented by this Proxy, when properly executed, will be voted as specified. If no choice is indicated, the Common Shares represented by this Proxy will be voted FOR each of Proposals 1 and 2. If any other matters are properly brought before the Annual Meeting, or if any nominee who would otherwise receive the requisite number of votes becomes unable or unwilling to serve as a candidate for election as a director, the Common Shares represented by this Proxy will be voted in the discretion of the individuals designated to vote this Proxy, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors may recommend.

The undersigned shareholder(s) authorize the individuals designated to vote this Proxy, in their discretion, to the extent permitted by applicable law, on such other business (none known by the Company at the time of solicitation of this Proxy) as may properly come before the Annual Meeting and any adjournment.

Please sign your name exactly as it appears on this Proxy Card. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, an authorized officer should sign in full corporate name. If shareholder is a partnership or other entity, an authorized person should sign in the entity’s name. If the Common Shares represented by this Proxy are held in joint tenancy, both holders should sign this Proxy Card.

		Yes	No		Yes	No

Please indicate if you plan to attend the Annual Meeting.		о	о	Please indicate if you consent to access future annual reports and proxy materials via the Internet.	о	о

Signature [Please sign within box]	Date			Joint Owner Signature [Please sign within box]		Date

ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, SEPTEMBER 29, 2005, AT 2:00 P.M., EDT
WORTHINGTON INDUSTRIES ATHLETIC CENTER
905 DEARBORN DRIVE
COLUMBUS, OHIO 43085
A live audio webcast will be available via Internet link at
www.worthingtonindustries.com and will be archived for 90 days.
Proxy Card must be signed and dated on the reverse side.
↓     Please fold and detach card at perforation before mailing.     ↓

Worthington Industries, inc.	Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORTHINGTON INDUSTRIES, INC. PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
The undersigned hereby constitutes and appoints John P. McConnell, John S. Christie and Dale T. Brinkman, or any of them, the proxy or proxies of the undersigned to attend and vote at the Annual Meeting of Shareholders of Worthington Industries, Inc. (the “Company”), to be held at the Worthington Industries Athletic Center, 905 Dearborn Drive, Columbus, Ohio, on September 29, 2005, at 2:00 p.m., Eastern Daylight Time, and any adjournment, and to vote all of the Common Shares of the Company that the undersigned is entitled to vote at such Annual Meeting or any adjournment.
All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the September 29, 2005 meeting and the Company’s 2005 Annual Report.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE